SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 1, 2011
Date of Report

January 25, 2011
(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

  1101 30th Street NW, Suite 220, Washington DC 20007
(Address of principal executive offices, including zip code)

202-337-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02  Results of Operations and Financial Condition

AIMS Worldwide is currently restructuring operations.  The Company has had continual operations since the period covered by the filing of its last 10-Q, dated August 16, 2010.  The Company is not a shell company and has had assets consisting of more than cash or cash equivalents.

Due to the restructuring of the Company, filings have been delayed.  The Company anticipates bringing filings current in late first quarter or early second quarter of 2011.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On January 25, 2011, the Company announced Craig Snyder will serve as President and CEO of IKON Public Affairs Group LLC, a majority owned operating subsidiary of the Company.  This announcement supports the going forward operational focus of the Company on Organizational Advocacy, Government Relations, and Political Campaign Management.

On January 25, 2011, the Company announced Thomas W. Cady will continue in his capacity as Interim Chairman and CEO, through the completion of the restructuring of the Company.

On January 25, 2011, the Company accepted the resignation of Patrick J. Summers as Chief Financial Officer.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date: January 31, 2011
	By:	/s/ Thomas W Cady
Thomas W. Cady, Interim Chairman and CEO